RIGHTS AGREEMENT


                                     between


                           PENN NATIONAL GAMING, INC.


                                       and


                  CONTINENTAL STOCK TRANSFER AND TRUST COMPANY


                            dated as of March 2, 1999

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                                TABLE OF CONTENTS


1.Certain Definitions..........................................................1

2.Appointment of Rights Agent..................................................6

3.Issue of Rights Certificates................................................ 6

4.Form of Rights Certificates..................................................8

5.Countersignature and Registration............................................9

6.Transfer, Split Up, Combination and Exchange of Rights Certificates;
  Mutilated, Destroyed, Lost or Stolen Rights Certificates....................10

7.Exercise of Rights; Purchase Price; Expiration Date.........................11

8.Cancellation and Destruction of Rights Certificates.........................13

9.Reservation and Availability of Stock; Registration.........................13

10.Capital Stock Record Date..................................................14

11.Adjustment of Purchase Price, Number and Kind of Shares or Number of
   Rights.....................................................................15

12.Certificate of Adjusted Purchase Price or Number of Shares.................24

13.Consolidation, Merger or Sale or Transfer of Assets or Earning Power.......24

14.Fractional Rights and Fractional Shares....................................27

15.Rights of Action...........................................................28

16.Agreement of Rights Holders................................................28

17.Rights Certificate Holder Not Deemed a Shareholder.........................29

18.Matters Concerning the Rights Agent............................... ........29

19.Merger or Consolidation or Change of Name of Rights Agent..................30

20.Duties of Rights Agent.....................................................30

21.Change of Rights Agent.....................................................34

22.Issuance of New Rights Certificates........................................34


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23.Redemption and Termination.................................................35

24.Exchange...................................................................36

25.Notice of Certain Events...................................................37

26.Notices....................................................................38

27.Supplements and Amendments.................................................40

28.Successors.................................................................40

29.Determinations and Actions by the Board....................................40

30.Benefits of this Agreement.................................................41

31.Severability...............................................................41

32.Governing Law..............................................................41

33.Counterparts...............................................................42

34.Descriptive Headings.......................................................43


Exhibit A - Rights, Preferences, and Limitations of Series A Preferred Stock Exhibit B - Rights Certificate
Exhibit C - Summary of Rights Agreement

THIS RIGHTS AGREEMENT is dated as of March 2, 1999, between Penn National Gaming, Inc., a Pennsylvania corporation (the "Company"), and Continental Stock Transfer and Trust Company, a New York corporation (the "Rights Agent"). On May 20, 1998 (the "Rights Dividend Distribution Date"), the Board of Directors of the Company (the "Board") has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Corporation outstanding at the close of business on March 19, 1999 (the "Record Date"), each Right representing the right to purchase one one-hundredth (1/100) of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date in accordance with the provisions of Section 22 of this Agreement.
                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1........Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:
----------------------------

1.1......"Acquiring  Person"  shall mean any Person who or which,  together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the Common Shares then outstanding (other than as a result of a Permitted Offer (as hereinafter defined)), but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan, or any Person (an "Existing Holder") who, on the date of this Agreement is already the Beneficial Owner of 15% or more of the Common Shares (unless such person acquires additional Common Shares such that such Person becomes the Beneficial Owner of at least 1% more of the Common Shares than is the case on the date hereof). Notwithstanding the foregoing, the term "Acquiring Person" shall not include any Person (i) who or which together with all Affiliates and Associates of such Person becomes the beneficial owner of 15% or more of the outstanding Common Shares as a result of the acquisition of securities directly from the Company, or (ii) either (A) as a result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of Common Share purchases by the Company and shall thereafter become the Beneficial Owner of any additional Common Shares, then such Person shall be deemed to be an "Acquiring Person," or (B) who (i) within 8 days after such Person would otherwise have become an Acquiring Person (but for the operation of this subclause B), such Person notifies the Board of Directors that such Person did so inadvertently and (ii) within 2 days after such notification, such Person is the Beneficial Owner of less than 15% of the outstanding Common Shares.

1.2......"Act" shall mean the Securities Act of 1933, as amended.

1.3......"Adjustment Shares" shall have the meaning set forth in
          Section 11(a)(ii)(D).

1.4......"Adverse  Person" shall mean any Person  determined to be an Adverse
          Person  pursuant to the criteria set forth in Section 11(a)(ii)(D).

1.5......"Affiliate" and "Associate" shall have the respective meanings given to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

1.6......"Agreement" shall mean this Rights Agreement.

1.7......(i)......A Person shall be deemed the "Beneficial  Owner" of, and shall be deemed to  "beneficially  own," any securities:

1.7.1.1..which such Person or any of such Person's Affiliates or Associates, directly or indirectly, beneficially owns;

1.7.1.2..which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to
Section 3(a) or Section 22 (the "Original Rights") or pursuant to Section 11(i) in connection with an adjustment made with respect to any Original Rights;

1.7.1.3..which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act, or any comparable or successor rule), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this Section l(g)(i)(C) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the rules and regulations promulgated under the Exchange Act, and
(2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

1.7.1.4..which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy promulgated as described in Section l(g)(i)(C)(1)) or disposing of such securities (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) relating to the acquisition, holding, voting (except to the extent contemplated by the proviso to Section l(g)(i)(B)) or disposing of any securities of the Company.

1.7.2....Notwithstanding anything in this definition to the contrary, the phrase
"then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person could be deemed to own beneficially hereunder.

1.8......"Board" shall have the meaning set forth in the Preamble to this
Agreement.

1.9......"Business  Day" shall mean any day other than a  Saturday,  Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

1.10....."Close  of  business"  on any given date shall mean 5:00 p.m.  New York
City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m. New York City time, on the next succeeding Business Day.

1.11....."Common  Shares" when used with reference to the Company shall mean the shares of Common Stock, par value $.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean: (i) in the case of Persons organized in corporate form, the shares of capital stock or units of equity security with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, of the Person or Persons which ultimately control such first-mentioned Person, and (ii) in the case of Persons not organized in corporate form, the units of beneficial interest which (A) represent the right to participate generally in the profits and losses of such Person (including without limitation any flow-through tax benefits resulting from an ownership interest in such Person) and (B) are entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

1.12....."Common stock equivalents" shall have the meaning set forth in
Section 11(a)(iii).

1.13....."Company" shall have the meaning set forth in the Preamble to this
Agreement.

1.14....."Continuing  Director"  shall mean (i) any  member of the Board,  while such Person is a member of the Board, who is not an Acquiring Person or an Adverse Person, or an Affiliate or Associate of any such Person, or a representative or designee of an Acquiring Person or an Adverse Person or of any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an Adverse Person, or an Affiliate or Associate of any such Person, or a representative or designee of an Acquiring Person or an Adverse Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

1.15....."Current Market Price" shall have the meaning set forth in
Section 11(d).

1.16....."Current Value" shall have the meaning set forth in Section 11(a)(iii).

1.17....."Distribution Date" shall have the meaning set forth in Section 3(a).

1.18....."Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

1.19....."Exchange Ratio" shall have the meaning set forth in Section 24(a).

1.20....."Existing Holder" shall have the meaning set forth in Section 1(a).

1.21....."Expiration Date" shall have the meaning set forth in Section 7(a).

1.22....."Final  Expiration  Date" shall mean the close of business on March 18,
2009.

1.23....."Interested  Shareholder"  shall  mean  any  Acquiring  Person  or  any
Affiliate or Associate of an Acquiring Person or any other Person in which any such Acquiring Person, Affiliate or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.

1.24....."Original Rights" shall have the meaning set forth in
Section l(g)(i)(B)(3).

1.25....."Permitted  Offer"  shall mean a tender or exchange  offer which is for all outstanding Common Shares at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board who are not officers of the Company and who are not Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person, to be adequate (taking into account all factors that the Board deems relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its shareholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made) taking into account all factors that such directors may deem relevant.

1.26.....  "Person" shall mean any individual, firm, corporation, partnership or other entity.

1.27....."Preferred  Share" shall mean a share of Series A Preferred  Stock, par value $0.01 per share, of the Company and, to the extent that there are not a sufficient number of shares of Series A Preferred Stock authorized to permit the full exercise of the Rights, shares of any other series of Preferred Stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Preferred Stock.

1.28....."Preferred Share Fraction" shall mean one one-hundredth (1/100) of a
Preferred Share.

1.29....."Principal Party" shall have the meaning set forth in Section 13(b).

1.30....."Purchase Price" shall have the meaning set forth in Section 4(a).

1.31....."Record Date" shall have the meaning set forth in the Preamble to this
Agreement.

1.32....."Redemption Price" shall have the meaning set forth in Section 23(a).

1.33....."Rights" shall have the meaning set forth in the Preamble to this
Agreement.

1.34....."Rights Agent" shall have the meaning set forth in the Preamble to this
Agreement.

1.35....."Rights Certificates" shall have the meaning set forth in Section 3(a).

1.36....."Rights  Dividend Declaration Date" shall have the meaning set forth in the Preamble to this Agreement.

1.37....."Section  11(a)(ii)  Election"  shall mean the  election  described  in
Section 11(a)(ii)(x) and (y).

1.38....."Section  11(a)(ii)  Event"  shall mean any event  described in Section
11(a)(ii)(A), (B), (C) or (D).

1.39....."Section  11(a)(ii)  Trigger  Date" shall have the meaning set forth in
Section 11(a)(iii).

1.40....."Section  13 Event" shall mean any event described in clauses (i), (ii)
or (iii) of Section 13(a).

1.41....."Section 24(a) Election" shall have the meaning set forth in
Section 24(a).
1.42....."Spread" shall have the meaning set forth in Section 11(a)(iii).

1.43....."Stock   Acquisition   Date"  shall  mean  the  date  of  first  public
announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) that an Acquiring Person has become such.

1.44....."Subsidiary" shall mean, with reference to any Person, any other Person of which at least a majority of the voting power of the voting equity securities or equity interests is beneficially owned, directly or indirectly, by such first-mentioned Person.

1.45....."Substitute Consideration" shall have the meaning set forth in
Section 11(a)(iii).

1.46....."Substitution Period" shall have the meaning set forth in
Section 11(a)(iii).

1.47....."Trading Day" shall have the meaning set forth in Section 11(d).

1.48....."Triggering  Event"  shall  mean  any  Section  11(a)(ii)  Event or any
Section 13 Event.

2........Appointment  of Rights Agent.  The Company  hereby  appoints the Rights
Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such additional Rights Agents as it may deem necessary or desirable. The Company shall give the Rights Agent 45 days notice of the appointment of any such additional Rights Agent.

3........Issue of Rights Certificates.

3.1......Until  the  first to occur of (i) the  close of  business  on the third
Business Day after the Stock Acquisition Date (or, if the third Business Day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), (ii) the close of business on the tenth business day (as defined in Rule 14d-l(e)(6) promulgated under the Exchange Act, or any comparable or successor rule) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) promulgated under the Exchange Act (or any comparable or successor rule), if upon consummation thereof, such Person would become an Acquiring Person (provided, however, that if such an offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such offer, or (iii) the close of business on the tenth Business Day after a determination, pursuant to Section 11(a)(ii)(D), that a Person is an Adverse Person (the first to occur of (i), (ii) and (iii) being herein referred to as the "'Distribution Date"), (A) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for the Common Shares (which certificates for Common Shares shall be deemed also to be certificates for Rights) and not by separate certificates and (B) the Rights will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the
Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to
Section 11(p), at the time of distribution of the Right Certificates, the Company shall make and notify the Rights Agent of the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

3.2......As promptly as practicable  following the Record Date, the Company will send a copy of a Summary of Rights Agreement, in substantially the form attached hereto as Exhibit C, by first-class, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for the Common Shares outstanding as of the Record Date, until the Distribution Date, ownership of and beneficial interests in the Rights will be evidenced by such certificates for the Common Shares and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Common Shares. Certificates issued after the Record Date upon the transfer of Common Shares outstanding on the Record Date shall bear the legend set forth in
Section 3(c).

3.3......Certificates representing Common Shares (including, without limitation, certificates issued upon transfer or exchange of Common Shares) issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date shall also be deemed to be certificates for the associated Rights, and shall bear the following legend:

                  "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Penn National Gaming, Inc. (the "Company") and Continental Stock Transfer and Trust Company (the "Rights
                  Agent") dated as of March 2, 1999 (the "Rights Agreement"), and as the same may be amended from time to time, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, an Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void."

With respect to such certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with such Common Shares.

4.       Form of Rights Certificates.

4.1. The Rights Certificates (and the forms of election to purchase, certification and assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, national market system or over-the-counter market on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, shall entitle the holders thereof to purchase such number of Preferred Share Fractions as shall be set forth therein at the price per Preferred Share Fraction set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

4.2. Any Rights Certificate issued pursuant to Section 3(a) or Section 22 that represents Rights beneficially owned by a Person reasonably believed by at least a majority of the Continuing Directors to be (i) an Acquiring Person, an Adverse Person or any Associate or Affiliate of any such Acquiring Person or Adverse Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person (or from any such Associate or Affiliate) to holders of equity interests in such Acquiring Person or Adverse Person (or any such Associate or Affiliate) or to any Person with whom such Acquiring Person or Adverse Person (or any such Associate or Affiliate) has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which at least a majority of the Continuing Directors has determined is part of an oral or written plan, arrangement or understanding that has as a primary purpose or effect avoidance of Section 7(e), and any Rights Certificate issued to any such Person pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

                  "The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an [Acquiring] [Adverse] Person or an Affiliate or Associate of an [Acquiring] [Adverse] Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement."
5.       Countersignature and Registration.

5.1. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof, which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

5.2. On the Distribution Date, if the Rights Agent is not the sole transfer agent for the Common Shares, the Company will furnish the Rights Agent with the name and address of, and the number of Rights held by, each holder of Rights. Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated by the Rights Agent as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, the Rights Certificate number, the date of each of the Rights Certificates and whether each such Rights Certificate contains a legend as set forth in Section 4(b).

6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

6.1.  Subject to the  provisions of Section 4(b),  Section 7(e),  Section 14 and
Section 20(k), at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have been exchanged pursuant to
Section 24) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Preferred Share Fractions (or, upon an appropriate Section 11(a)(ii) Election or Section 24(a) Election, following a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate appropriately executed, at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 20(k), countersign and deliver to each Person entitled thereto a Rights Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

6.2. Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if so requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

7.       Exercise of Rights; Purchase Price; Expiration Date.

7.1. Subject to the terms of Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (except as provided in Section 11(q)) with respect to the total number of Preferred Share Fractions (or Common Shares, other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable (except as provided in Section 11(q)), at or prior to the first to occur of: (i) the Final Expiration Date;
(ii) the time at which such Rights expire as provided in Section 13(d); (iii) the time at which such Rights are redeemed as provided in Section 23; or (iv) the time at which such Rights are exchanged as provided in Section 24 (the first to occur of (i), (ii), (iii) and (iv) being herein referred to as the "Expiration Date"). 7.2. The Purchase Price for each Preferred Share Fraction pursuant to the exercise of a Right shall initially be $40, and shall be subject to adjustment from time to time as provided in Section 11 and 13(a) and shall be payable in accordance with Section 7(c). Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Corporation shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case, each Common Share outstanding following such subdivision, combination or consolidation shall continue to have a Right associated therewith and the Purchase Price following any such event shall be proportionately adjusted to equal the result obtained by multiplying the Purchase Price immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustment provided for in the preceding sentence shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

7.3. Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per Preferred Share Fraction (or Common Share, other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable tax or governmental charge, the Rights Agent shall, subject to Section 14(b) and Section 20(k), thereupon promptly (i) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such Preferred Shares) certificates for the total number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) may be made by certified bank check or money order payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company (including, upon an appropriate Section 11(a)(ii) Election or Section 24(a) Election, Common Shares), pay cash and/or distribute other assets pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash and/or other assets are available for distribution by the Rights Agent, if and when appropriate.

7.4. In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

7.5. Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person, an Adverse Person or any Associate or Affiliate of any such Acquiring Person or Adverse Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate. or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person (or from any such Associate or Affiliate) to holders of equity interests in such Acquiring Person or Adverse Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person or Adverse Person (or any such Associate or Affiliate) has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which at least a majority of the Continuing Directors has determined is part of an oral or written plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of this
Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of a Rights Certificate or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or Adverse Person or any of their respective Affiliates, Associates or transferees hereunder.

7.6. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Rights Certificate surrendered for such assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

9.       Reservation and Availability of Stock; Registration.

9.1. The Company covenants and agrees that it will cause to be reserved and kept available for issuance upon the exercise of outstanding Rights as many of its authorized and unissued Preferred Shares (and, upon an appropriate Section 11(a)(ii) Election or Section 24(a) Election, as many of its authorized and unissued Common Shares and/or other securities or out of its authorized and issued shares held in its treasury), which together at all times after the Distribution Date as provided in this Agreement, including Section 11(a)(iii), will be sufficient to permit the exercise in full of all outstanding Rights.

9.2. As long as the Preferred Shares (and, upon an appropriate Section 11(a)(ii) Election or Section 24(a) Election, Common Shares or other securities) issuable and deliverable upon the exercise of the Rights are listed or admitted for trading on any national securities exchange or included for quotation on any national market system, the Company shall use reasonable commercial efforts to cause, from and after such time as the Rights become exercisable, all shares and other securities reserved for such issuance to be listed or admitted for trading on such national securities exchange or included for quotation on any such national market system upon official notice of issuance upon such exercise.

9.3. The Company shall use reasonable commercial efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement or statements under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form or forms, (ii) cause such registration statement or statements to become effective as soon as practicable after such filing, and (iii) cause such registration statement or statements to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "Blue Sky" laws of all states required in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement or statements and permit it to become effective. Upon any such suspension, the Company shall give notice to the Rights Agent and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a notice to the Rights Agent and a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction, if any, shall have been obtained.

9.4. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (and, upon an appropriate
Section 11(a)(ii) Election or Section 24(a) Election, Common Shares or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and, with respect to Preferred Shares, Common Shares or other shares of capital stock, fully paid and non-assessable.

9.5. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes and governmental charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for Preferred Share Fractions (or Common Shares or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required (i) to pay any tax or governmental charge that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of Preferred Share Fractions (or Common Shares or other securities, as the case may be) in a name other than that of the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or (ii) to issue or deliver any certificates for a number of Preferred Share Fractions (or Common Shares or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's and Rights Agent's satisfaction that no such tax or charge is due.

10. Capital Stock Record Date. Each Person in whose name any certificate for a number of Preferred Share Fractions (or Common Shares or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Share Fractions (or Common Shares or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date on which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes or governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (or other securities, as the case may be), fractional or otherwise, on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a shareholder of the Company with respect to shares (or other securities, as the case may be) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares or other securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

11.1. (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on any security of the Company payable in Preferred Shares, (B) subdivide or split the outstanding Preferred Shares, (C) combine or consolidate the outstanding Preferred Shares into a smaller number of shares or effect a reverse stock split of the outstanding Preferred Shares, or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Share transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this
Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

         (ii)     Subject to Sections 23 and 24 of this Agreement, in the event:
11.1.1.1..........any  Acquiring  Person or any  Associate  or  Affiliate of any
Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares or other equity securities of the Company shall remain outstanding and unchanged, (2) shall, in one transaction or a series of transactions, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for Common Shares, for shares of other equity securities of the Company or for securities exercisable for or convertible into shares of equity securities of the Company (Common Shares or otherwise) or otherwise obtain from the Company, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into shares of such equity securities (other than pursuant to a pro rata distribution to all holders of Common Shares or upon the exercise of Rights or the conversion of a convertible security of the Company in accordance with its terms), (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of its Subsidiaries, assets (including securities) on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, other than pursuant to a transaction set forth in Section 13(a), (4) shall receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, (5) shall receive the benefit, directly or indirectly (except proportionately as a shareholder and except if resulting from a requirement of law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or
(6) shall make a tender or exchange offer (other than a Permitted Offer) for such minimum number of shares of the common stock of the Company which, when added to the number of shares of such common stock Beneficially Owned by such Person prior to the making of such offer, equals or exceeds 20% of the Common Shares then outstanding, or

11.1.1.2..........any  Person  (other than the Company,  any  Subsidiary  of the
Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or any Existing Holder (unless such Existing Holder acquires additional Common Shares such that such Existing Holder becomes the Beneficial Owner of at least 1% more of the Common Shares than is the case on the date hereof), alone or together with its Affiliates or Associates, shall, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of 20% or more of the Common Shares then outstanding, unless the event causing the 20% threshold to be crossed (1) is a transaction set forth in Section 13(a), (2) is an acquisition of Common Shares pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the Continuing Directors to be (x) at a price that is fair to shareholders (taking into account all factors which such members of the Board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (y) otherwise in the best interests of the Company and its shareholders, or (3) is the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 20% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares then outstanding by reason of Common Share purchases by the Company and shall thereafter become the Beneficial Owner of any additional Common Shares, then such Person shall be deemed to be the Beneficial Owner of 20% or more of the Common Shares, or

11.1.1.3..........during  such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person), which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person, or

11.1.1.4..........the  Board shall  declare any Person to be an Adverse  Person, upon a determination by at least a majority of the Continuing Directors, that such Person, alone or together with its Affiliates and Associates, has, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of a substantial amount of Common Shares (which amount shall in no event be less than 10% of the Common Shares then outstanding) and a determination by at least a majority of the Continuing Directors, after reasonable inquiry and investigation, including consultation with such Persons as such directors shall deem appropriate, that (1) such Beneficial Ownership by such Person is intended to cause the Company to repurchase the Common Shares beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person or its Affiliates or Associates with short-term financial gain under circumstances where at least a majority of the Continuing Directors determines that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transaction or series of transactions at that time or (2) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company;

then, promptly following the first occurrence of a Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, (x) such number of Preferred Share Fractions, or (y) at the election of at least a majority of the Continuing Directors and in lieu of a number of Preferred Share Fractions (a "Section 11(a)(ii) Election"), such number of Common Shares, that equals the result obtained by (xx) multiplying the then current Purchase Price by the then number of Preferred Share Fractions for which a Right was exercisable immediately prior to the first occurrence of a
Section 11(a)(ii) Event, and (yy) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right for all purposes of this Agreement) by one one-hundredth of 50% of the Current Market Price per Preferred Share (or 50% of the Current Market Price per Common Share, as the case may be) on the date of such first occurrence (such number of shares, the "Adjustment Shares")
                           (iii) In the  event  that  the  number  of  Preferred
Shares (or Common Shares, if
applicable) that are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash,
(2) a reduction in the Purchase Price, (3) Preferred Shares, Common Shares and/or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which at least a majority of the Continuing Directors have deemed (based on, among other things, the dividend and liquidation rights of such preferred shares) to have substantially the same economic value as Common Shares (such shares of preferred stock, "common stock equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing (whichever substituted, the "Substitute Consideration"), having an aggregate value equal to the Current Value, where such aggregate value has been determined by at least a majority of the Continuing Directors based upon the advice of a nationally recognized investment banking firm selected by at least a majority of the Continuing Directors; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of
(x) the date of the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Preferred Shares (or Common Shares, as the case may be), to the extent available and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If at least a majority of the Continuing
Directors shall determine in good faith that it is likely that sufficient additional Preferred Shares (or Common Shares, as the case may be) could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that some action need be taken pursuant to the first and/or second sentences of this
Section 11(a)(iii), the Company (xx) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (yy) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall give notice to the Rights Agent and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a notice to the Rights Agent and a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), (xxx) the value of the Preferred Shares shall be the Current Market Price per Preferred Share on the Section 11(a)(ii) Trigger Date, (yyy) the value of the Common Shares (if applicable) shall be the Current Market Price per Common Share on the Section 11(a)(ii) Trigger Date, and (zzz) the value of any other "common stock equivalent" shall be deemed to have the same value as a Common Share on such date. Notwithstanding any other provision in this Agreement, the Company shall not be obligated to pay Substitute Consideration (or Preferred Shares, Common Shares and/or cash equal to the value of Rights if and to the extent of any exercise of the Spread) in the event of any exercise of Rights if and to the extent a determination is made by a majority of the
Continuing Directors (xxxx) that such payment could be in violation of applicable law, or (yyyy) that such payment could result in a decrease in fair market value per Preferred Share (or Common Share, if applicable) in excess of that which would have occurred if sufficient Preferred Shares (or Common Shares, if applicable) were authorized to permit exercise in full of the Rights in accordance with Section 11(a)(ii) and such Rights were so exercised in full for such Preferred Shares (or Common Shares, as the case may be). 11.2. In case the Company shall fix a record date for the issuance of rights, options or warrants to holders of any security of the Company entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the Current Market Price per Preferred Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by at least a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

11.3. In case the Company shall fix a record date for a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly dividend out of the earnings or retained earnings of the Company), assets (other than a regular quarterly dividend referred to above or a dividend payable in Preferred Shares, but including any dividend payable in stock other than Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per Preferred Share on such record date, less the fair market value (as determined in good faith by at least a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Preferred Share and the denominator of which shall be such Current Market Price per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

11.4.  (i)......For  the  purpose  of  any  computation  hereunder,  other  than computations made pursuant to Section 11(a)(iii), the "Current Market Price" per Common Share on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii), the "Current Market Price" per share of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 10 consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (i) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights), or (ii) any subdivision, split, combination or reclassification of such Common Shares, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "Current Market Price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board. If on any such date no market maker is making a market in the Common Shares, the fair value of such shares on such date as determined in good faith by at least a majority of the Continuing Directors shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange or national market system on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or national market system, a Business Day. If the Common Shares are not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by at least a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                           (ii)     For the purpose of any computation
hereunder, the "Current Market Price" per Preferred Share shall be determined in the same manner as set forth above for the Common Shares in Section 11(d)(i) (other than the last sentence thereof). If the Current Market Price per Preferred Share cannot be determined in the manner provided above or if the Preferred Shares are not publicly held or listed or traded in a manner described in Section 11(d)(i), the "Current Market Price" per Preferred Share shall be conclusively deemed to be an amount equal to $100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the Current Market Price per Common Share. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "Current Market Price" per Preferred Share shall mean the fair value per share as determined in good faith by at least a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "Current Market Price" of a Preferred Share Fraction shall be equal to the "Current Market Price" of one Preferred Share divided by 100.

11.5. Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or one-millionth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

11.6.  If as a result of an  adjustment  made  pursuant to Section  11(a)(ii) or
Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a),

(b), (c), (e), (g), (h), (i), (j), (k), (m) and (q), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

11.7. All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number Preferred Share Fractions purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

11.8.  Unless the  Company  shall have  exercised  its  election  as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Preferred Share Fractions (calculated to the nearest one-millionth of a Preferred Share) obtained by (i) multiplying (A) the number of Preferred Share Fractions covered by a Right immediately prior to this adjustment, by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

11.9. The Company, acting by the decision of at least a majority of the Continuing Directors, may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Preferred Share Fractions purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Preferred Share Fractions for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth of a Preferred Share) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 Business Days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

11.10. Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Share Fractions issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Preferred Share Fraction and the number of Preferred Share Fractions which were expressed in the initial Rights Certificates issued hereunder.

11.11. Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated or par value, if any, of the number of Preferred Share Fractions issuable upon exercise of the Rights, the Company shall take the corporate action, if any, which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Share Fractions at such adjusted Purchase Price.

11.12. In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Preferred Share Fractions and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Preferred Share Fractions and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

11.13. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment at least a majority of the Continuing Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Current Market Price, or (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

11.14. The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (A) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (B) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

11.15. The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

11.16. Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare or pay any dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of Common Shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to the occurrence of such event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

11.17. In the event that the Rights become exercisable following a Section 11(a)(ii) Event, the Company, by action of at least a majority of the Continuing Directors, may permit the Rights, subject to Section 7(e), to be exercised for 50% of the Preferred Share Fractions (or other securities or assets to be substituted for the Adjustment Shares pursuant to Section 11(a)(iii), Common Shares, or cash, as the case may be) that would otherwise be purchasable under
Section 11(a), in consideration of the surrender to the Company of the Rights so exercised and without other payment of the Purchase Price. Rights exercised under this Section 11(q) shall be deemed to have been exercised in full and shall be canceled.

12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall
(a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Shares and the Common Shares, a copy of such Certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with
Section 26. The Rights Agent shall be fully authorized to rely and be protected in relying on any such certificate and on any adjustment therein contained and shall be deemed not to have knowledge of any adjustment unless and until it shall have received such certificate.

13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

13.1. In the event that, following the Stock Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o), and other than a party holding a security interest in such transferred assets, and other than a party to which the Company pledges such assets or to which the Company gives a security interest in such assets), then, and in each such case and except as contemplated by Section 13(d), proper provision shall be made so that:
(A) each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradable Common Shares of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Preferred Share Fractions for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such Preferred Share Fractions for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right for all purposes of this Agreement) by (2) 50% of the Current Market Price per Common Share of such Principal Party on the date of consummation of such Section 13 Event; (B) such Principal Party shall thereafter be liable for, and shall be deemed to have assumed, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Section 13 Event.

13.2. "Principal Party" shall mean (i) in the case of any transaction described in Section 13(a)(i) or (ii), the Person that is the issuer of any securities into which Common Shares are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation, and (ii) in the case of any transaction described in Section 13(a)(iii), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (A) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12 month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

13.3. (i)......The Company shall not consummate any such consolidation,  merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and (b) and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in Section 13(a), the Principal Party will (A) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing and (2) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date, and (B) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

                           (ii)     The provisions of this Section 13 shall
similarly  apply to successive  mergers
or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                           (iii)  Notwithstanding  anything in this Agreement to
the contrary, Section 13 shall
not be applicable to a transaction described in Section 13(a)(i) or (ii) if (i) such transaction is consummated with a Person or Persons (or a Subsidiary of any such Person or Persons) who acquired Common Shares pursuant to a tender offer or exchange offer for all outstanding Common Shares which was approved by at least a majority of the Continuing Directors in the manner described in Section

11(a)(ii)(B), (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such tender offer or exchange offer, and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by Section 13(d), all Rights hereunder shall expire.

14.      Fractional Rights and Fractional Shares.

14.1. The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p), or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by at least a majority of the Continuing Directors. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by at least a majority of the Continuing Directors shall be used.

14.2. The Company shall not be required to issue fractions of Preferred Shares upon exercise of the Rights or to distribute certificates that evidence fractional Preferred Shares, except in each case for fractions which are integral multiples of Preferred Shares. In lieu of fractional Preferred Shares which are not integral multiples of Preferred Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.

14.3.  Following the occurrence of a Triggering  Event and at or after a Section

11(a)(ii) Election or Section 24(a) Election, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise.

14.4. In the event the Company determines it advisable to issue fractions of Rights, fractions of Preferred Shares for fractions which are not integral multiples of Preferred Shares or fractions of Common Shares as permitted in this Agreement, the Company shall immediately so notify the Rights Agent, and in no event later than 5 Business Days prior to the date such fractions are to be issued. The Company and the Rights Agent shall then adopt mutually agreeable procedures with respect to any such issuance. In the event the Company and the Rights Agent are unable to agree upon such procedures, the Rights Agent may resign and be discharged from its duties under this Agreement or the Company may remove the Rights Agent, both as set forth in Section 21; provided, however, that only one day's prior written notice need be given of such resignation or removal.

14.5. The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights, any fractions of Preferred Shares for fractions which are not integral multiples of Preferred Shares, or any fractional Common Shares (if applicable) upon exercise of a Right, except as permitted by this Section 14.

15. Rights of Action. All rights of action in respect of this Agreement, except the rights of action of the Rights Agent with respect to its rights hereunder against the Company, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares). Any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights in the manner provided in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

16.1. prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;

16.2. after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly completed and fully executed and otherwise complying with any other requirements set forth in this Agreement;

16.3. subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Share Certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Share Certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be required to be affected by any notice or knowledge to the contrary; and

16.4. notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to each other, any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

17. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of Preferred Share Fractions or any other securities of the Company (including the Common Shares) which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

18.      Matters Concerning the Rights Agent.

18.1. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the

Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the negotiation, acceptance, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the negotiation, acceptance, administration and execution of this Agreement and the exercise and performance of its duties hereunder, including without limitation the costs and expenses of defending against and appealing any such claim of liability.

18.2. The Rights Agent shall be authorized to rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its negotiation, acceptance, administration and execution of this Agreement or the exercise and performance of its duties hereunder in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20.

19. Merger or Consolidation or Change of Name of Rights Agent.

19.1. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights
Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

19.2. In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

20. Duties of Rights Agent. The Rights Agent shall have only the duties and obligations expressly set forth in this Agreement. There shall be no implied duties or obligations of the Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

20.1. The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advice.

20.2. Whenever in the administration, exercise and performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the identity of any Acquiring Person or Adverse Person and the determination of "Current Market Price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and any such certificate shall be full authorization and protection to the Rights Agent for and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

20.3. The Rights Agent shall not be liable or responsible hereunder except for its own negligence, bad faith or willful misconduct.

20.4. The Rights Agent shall not be liable or responsible for or by reason of any of the representations, warranties, statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such representations, warranties, statements and recitals are and shall be deemed to have been made by the Company only.

20.5. The Rights Agent shall not be under any liability or responsibility in respect of the legality, validity or enforceability of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the legality, validity, enforceability or execution of any Rights Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be liable or responsible for any adjustment required under the provisions of Section 11,
Section 13 or Section 24 or liable or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate describing any such adjustment delivered pursuant to Section 12); nor shall it be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares or Common Shares will, when so issued, be validly authorized and issued, fully paid and non-assessable or as to any other matter except as expressly set forth herein.

20.6. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement. 20.7. The Rights Agent is hereby authorized and directed to accept instructions or direction with respect to the administration of this Agreement and the exercise and performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice, instructions or direction in connection with its duties, and it shall not be liable or responsible for any action taken, suffered or omitted by it in good faith in accordance with instructions or direction of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent with respect to its duties or obligations under this Rights Agreement and the date on and/or after which such action shall be taken, suffered or omitted and the Rights Agent shall not be liable or responsible for any action taken, suffered or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than five Business Days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking, suffering or omitting any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken, suffered or omitted.

20.8. The Rights Agent and any shareholder, director, officer, employee, agent, contractor or affiliate of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any shareholder, director, officer, employee, agent, contractor or affiliate of the Rights Agent from acting in any other capacity for the Company or for any other Person.

20.9. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be liable or responsible for any act, default, neglect or misconduct of any such attorneys or agents or for any loss or damages to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

20.10. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or exercise of its rights unless it shall have been first indemnified therefor to its satisfaction.

20.11. If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer until it has received instructions with respect thereto from the Company.

21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company, and to each transfer agent of the Common Shares and the Preferred Shares the existence of which the Rights Agent has received notice from the Company, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States, the Commonwealth of Pennsylvania or the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a bank or trust company in the Commonwealth of Pennsylvania or the State of New
York) in good standing, having an office in the Commonwealth of Pennsylvania or the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus adequate in the judgment of at least a majority of the Continuing Directors to assure the performance of its duties hereunder and the protection of the interests of the Company and the holders of Rights, or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights

Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates or, prior to the Distribution Date, to the registered holders of the Common Shares. Failure to give any notice provided for in this Section 21 or to appoint a successor Rights Agent, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options, grants or awards outstanding on the Distribution Date under any benefit plan or arrangement for employees or directors, or upon the exercise, conversion or exchange of securities issued by the Company prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by at least a majority of the Continuing Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance could create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of issuance thereof.

23.      Redemption and Termination.

23.1. The Board, acting by at least a majority of the Continuing Directors, may, at its option, at any time prior to the first to occur of the close of business on (i) the third Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day following the Record Date), (ii) the tenth Business Day after a determination, pursuant to Section 11(a)(ii)(D), that a Person is an Adverse Person, or (iii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") and the Company may, at its option, pay the Redemption Price in Preferred Shares (based on the "Current Market Price," of the Preferred Shares at the time of redemption), Common Shares (based on the "Current Market Price," of the Common Shares at the time of redemption) or cash. If, following the occurrence of a Stock Acquisition Date and following the expiration of the right of redemption set forth above in this Section 23(a) but prior to any Triggering Event, either

(A)(1) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of Common Shares in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of 10% or less of the outstanding Common Shares, and (2) there are no other Persons, immediately following the occurrence of the event described in the preceding clause (A)(1), who are Acquiring Persons, and (3) at least a majority of the Continuing Directors approve the reinstatement of the right of redemption pursuant to this
Section 23, or (B)(1) at least a majority of the Continuing Directors approves the consolidation, merger or other combination of the Company with or into, or the sale or other transfer (either by the Company or one or more of its Subsidiaries), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), to a Person other than the Acquiring Person (or any Associate or Affiliate of such Acquiring Person) who caused the occurrence of such Stock Acquisition Date, and (2) at least a majority of the Continuing Directors, as part of the approval of such an event described in the preceding clause (B)(1), approves the reinstatement of the right of redemption pursuant to this Section 23, then, in either such case, the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

(b) Immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner provided in Section 26 shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. 24.

Exchange.

24.1. The Board, acting by at least a majority of the Continuing Directors, may, at its option, at any time after a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which (i) shall not include Rights that have become void pursuant to the provisions of Section 7(e), and
(ii) shall include, without limitation, any Rights issued after the Distribution Date in connection with the exercise of options pursuant to the Company's employee benefit plans, where such option is exercised for securities of the Company or surrendered for cash) for Preferred Share Fractions (or, at the election of at least a majority of the Continuing Directors (a "Section 24(a) Election"), Common Shares) at an exchange ratio of one Preferred Share Fraction (or Common Share, as the case may be) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

24.2. Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall to be receive that number of Preferred Share Fractions (or Common Shares, as the case may be) equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly notify the Rights Agent and give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry book of the Rights Agent. Any notice which is mailed in the manner provided in Section 26 shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Preferred Share Fractions (or Common Shares, as the case may be) for Rights will be effected and, in the event of any partial exchange, shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

24.3. In the event that there shall not be sufficient Preferred Shares (or Common Shares, if applicable) issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Preferred Shares (or Common Shares, as the case may be) for issuance upon exchange of the Rights.

24.4. The Company shall not be required to issue fractions of Preferred Shares or to distribute certificates which evidence fractional Preferred Shares, except in each case for fractions which are integral multiples of Preferred Shares. In lieu of such fractional Preferred Shares which are not integral multiples of Preferred Shares, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Preferred Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Preferred Share, as determined pursuant to
Section 11(d)(ii), for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

24.5. If applicable, the Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this Section 24(e), the current market value of a whole Common Share shall be the closing price per Common Share (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

25.      Notice of Certain Events.

25.1. In case the Company shall propose, at anytime after the Distribution Date,
(i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, and to the Rights Agent a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by
Section 25(a)(i) or (ii) at least five Business Days prior to the record date for determining holders of Preferred Shares for purposes of such action, and in the case of any such other action, at least five Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Shares, whichever shall be the earlier.

25.2. In case any of the events set forth in Section 11(a)(ii) shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right, to the extent feasible and in accordance with
Section 26, and to the Rights Agent a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii), and (ii) in the event of an appropriate Section 11(a)(ii) Election or Section 24(a) Election, all references in Section 25(a) shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

26.      Notices.

26.1. Notices, communications or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Penn National Gaming, Inc.
                  Wyomissing Professional Center
                  825 Berkshire Boulevard
                  Suite 200
                  Wyomissing, PA  19610
                  Attention: Mr. Peter M. Carlino

                  with a copy to:

                  Albert S. Dandridge, III, Esquire
                  Mesirov Gelman Jaffe Cramer & Jamieson, LLP
                  38th Floor
                  1735 Market Street
                  Philadelphia, PA 19103
26.2. Subject to the provisions of Section 21, notices, communications or demands authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

         Continental Stock Transfer and Trust Company
         72 Reade Street
         New York, New York 10007

         Attention: Compliance Department.
26.3. Notices, communications or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company, the transfer agent for the Common Shares or the Rights Agent, as appropriate.

27. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company (acting by at least a majority of the Continuing Directors) so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company (acting by at least a majority of the Continuing Directors) so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder, or (d) to change or supplement the provisions hereunder in any manner which the

Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (c) of this sentence, (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which (i) changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of Preferred Share Fractions for which a Right is exercisable or (ii) without the consent of the Rights Agent, substantially changes the nature of or increases the duties, obligations, responsibilities or liabilities of the Rights Agent hereunder. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

29. Determinations and Actions by the Board. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board (where specifically provided for herein, acting by at least a majority of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (where specifically provided for herein, acting by at least a majority of the Continuing Directors) or to the Company (where specifically provided for herein, acting by at least a majority of the Continuing Directors), or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all calculations and determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend or supplement the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board (where specifically provided for herein, acting by at least a majority of the Continuing Directors) in good faith (provided that the Rights Agent shall be conclusively entitled to assume that such actions are in good faith), shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board or the Continuing Directors to any liability to the holders of the Rights.

30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares).

31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable for any purpose or under any set of circumstances or as applied to any Person, such invalid, void or unenforceable term, provision, covenant or restriction shall continue in effect to the maximum extent possible for all other purposes, under all other circumstances and as applied to all other Persons, and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and at least a majority of the Continuing Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose of effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth Business Day following the date of such determination by such Continuing Directors. Without limiting the foregoing, if any provisions requiring that a determination be made by less than the entire Board (or at a time or with the concurrence of a group of directors consisting of less than the entire Board) is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company's articles of incorporation and by-laws.

32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth- of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts made and to be performed entirely within such Commonwealth.

33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Descriptive Headings. Descriptive headings of the Sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                  Attest: ......... PENN NATIONAL GAMING, INC.


By:/s/Robert S. Ippolito                By: /s/Peter M. Carlino___
Name: Robet S. Ippolito                 Name: Peter M. Carlino
Title: Secretary/Treasurer              Title: Chairman and Chief
                                        Executive Officer

[Corporate Seal]

Attest:  .........                 CONTINENTAL STOCK TRANSFER
         .........                 AND TRUST COMPANY

By: /s/Thomas Jennings                            By:_/s/William F. Seegraber
     Name: Thomas Jennings                        Name:  William F. Seegraber
     Title: Assistant Secretary                   Title:     Vice President

[Corporate Seal]

                                                                      Exhibit A
                          RESOLUTIONS TO BE ADOPTED BY
                             THE BOARD OF DIRECTORS
                                       OF
                           PENN NATIONAL GAMING, INC.

                                  May 20, 1998

                                    PREAMBLE

                  WHEREAS, the Board of Directors deems it desirable and in the best interests of the Company and its shareholders that steps be taken to preserve for shareholders the long-term value of the Company in the event of an attempted takeover of the Company; and

                  WHEREAS, the Board of Directors believes that a dividend to holders of the Company's Common Stock, par value $.01 per share (the "Common Shares"), of rights to purchase fractional shares of Series A Preferred Stock (the "Preferred Stock"), on the terms and subject to the conditions hereinafter provided, is in the best interests of the Company and will contribute to the preservation of the Company's long-term value for its shareholders; and in arriving at this belief, the Board also considered the effects upon employees, suppliers and customers of the Company, and upon communities in which offices or other establishments of the Company are located and all other pertinent factors; and

                  WHEREAS, the Board of Directors wishes to create the Preferred Stock, and designate the number of shares thereof and the voting powers, preferences, rights and restrictions thereof.
                      CREATION OF SERIES A PREFERRED STOCK

                  NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of Penn National Gaming, Inc. (the "Company") by Article 4(b) of the Articles of Incorporation of the Company, the Board of Directors hereby creates the first series of Preferred Stock, par value $0.01 per share, which shall consist of 400,000 shares and shall be designated as the Preferred Stock, and fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights thereof as follows:

                  Section 1.  Dividends and Distributions:

                  (a) The rate of dividends payable per share of Preferred Stock on the first day of March, June, September and December in each year or such other quarterly payment date as shall be specified by the Board of Directors
(each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Preferred Stock, shall be (rounded to the nearest cent) equal to the product of 100 multiplied by the aggregate per share amount of all cash dividends, and the product of 100 multiplied by the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared or paid as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $.01 par value, of the Company since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Preferred Stock, subject to the provision for adjustment hereinafter set forth. Dividends on the Preferred Stock shall be paid out of funds legally available for such purpose. In the event the Company shall at any time after May 20, 1998 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amounts to which holders of Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Dividends shall begin to accrue and be cumulative on outstanding Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  Section 2. Voting Rights. In addition to any other voting rights required by law, the holders of Preferred Stock shall have the following voting rights:

                  (a) Subject to the provision for adjustment hereinafter set forth, each Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the Shareholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) In the event that dividends on the Preferred Stock shall be in arrears to an amount equal to six full quarterly dividends thereon, the holders of such Preferred Stock shall become entitled to the extent hereinafter provided to vote noncumulatively at all elections of directors of the Company, and to receive notice of all Shareholders' meetings to be held for such purpose. At such meetings, to the extent that directors are being elected, the holders of such Preferred Stock voting as a class shall be entitled to elect two members of the Board of Directors of the Company; and all other directors of the Company shall be elected by all Shareholders of the Company entitled to vote in the election of directors. Such voting rights of the holders of such Preferred Stock shall continue until all accumulated and unpaid dividends thereon shall have been paid or funds sufficient therefor set aside, whereupon all such voting rights of the holders of shares of such series shall cease, subject to being again revived from time to time upon the reoccurrence of the conditions above described as giving rise thereto.

                  At any time when such right to elect directors separately as a class shall have so vested, the Company may, and upon the written request of the holders of record of not less than 20% of the then outstanding total number of shares of all the Preferred Stock having the right to elect directors in such circumstances shall, call a special meeting of holders of such Preferred Stock for the election of directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the By-laws of the Company; provided that the Company shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual or special meeting of Shareholders of the Company. Upon the mailing of the notice of such special meeting to the holders of such Preferred Stock, or, if no such meeting be held; then upon the mailing of the notice of the next annual or special meeting of Shareholders for the election of directors, the number of directors of the Company shall, ipso facto, be increased to the extent, but only to the extent, necessary to provide sufficient vacancies to enable the holders of such Preferred Stock to elect the two directors hereinabove provided for, and all such vacancies shall be filled only by vote of the holders of such Preferred Stock as hereinabove provided. Whenever the number of directors of the Company shall have been increased, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the By-laws and without the vote of the holders of Preferred Stock, provided that no such action shall impair the right of the holders of Preferred Stock to elect and to be represented by two directors as herein provided.

                  As long as the holders of Preferred Stock are entitled hereunder to voting rights, any vacancy in the Board of Directors caused by the death or resignation of any director elected by the holders of Preferred Stock, shall, until the next meeting of Shareholders for the election of directors, in each case be filled by the remaining director elected by the holders of Preferred Stock having the right to elect directors in such circumstances.

                  Upon termination of the voting rights of the holders of any series of Preferred Stock the terms of office of all persons who shall have been elected directors of the Company by vote of the holders of Preferred Stock or by a director elected by such holders shall forthwith terminate.

                  (c) Except as otherwise provided herein, in the Articles of Incorporation of the Company, or by law, the holders of Preferred Stock and the holders of Common Stock (and the holders of shares of any other series or class entitled to vote thereon) shall vote together as one class on all matters submitted to a vote of Shareholders of the Company.

                  Section 3. Reacquired Shares. Any Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                  Section 4. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Preferred Stock shall be entitled to receive the greater of (a) $1.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of Preferred Stock were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 5. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other capital stock or securities, cash and/or any other property, then in any such case the Preferred Stock shall at the same time be similarly exchanged for, or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of capital stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 6. No Redemption. The Preferred Stock shall not be redeemable.

                  Section 7. Fractional Shares. Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock.

                         DECLARATION OF RIGHTS DIVIDEND

                  RESOLVED FURTHER, that the Board of Directors hereby declares that a dividend of one right (a "Right") for each Common Share be paid on March 19, 1999 to shareholders of record of the Common Shares issued and outstanding at the close of business on such date, each Right representing the right to purchase one-hundredth of a Preferred Stock (a "Preferred Stock Fraction") upon the terms and subject to the conditions set forth in the form of Rights Agreement between the Company and Continental Stock Transfer and Trust Company as Rights Agent presented to this meeting (the "Rights Agreement"), which agreement is hereby approved in all respects.

                   RESOLVED FURTHER, that the exercise price of the Rights shall be $40.00 per Preferred Stock Fraction and that the redemption price therefor shall be $.01 per Right, in each case, subject to the adjustments set forth in the Rights Agreement.

                   RESOLVED FURTHER, that the President or Chief Executive Officer of the Company, alone or together with the Secretary or Assistant Secretary of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to execute the Rights Agreement, with such modifications as the officers executing the same shall approve, and to deliver the same to the Rights Agent thereunder, such execution and delivery conclusively to evidence the due authorization and approval thereof by the Company.

                               RIGHTS CERTIFICATES

                  RESOLVED FURTHER, that certificates evidencing the Rights (the "Rights Certificates") shall be substantially in the form set forth in the Rights Agreement and shall be issued and delivered as provided therein.

                  RESOLVED FURTHER, that the Rights Certificates shall be signed by the Chairman of the Board, the President or any Vice President and by the Secretary or any Assistant Secretary of the Company (collectively, the "Proper Officers") under the corporate seal of the Company (which may be in the form of a facsimile of the seal of the Company), provided that the signatures of any of said officers of the Company may, but need not be, a facsimile signature imprinted or otherwise reproduced on the Rights Certificates, and that the Company adopts for such purpose the facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary and Assistant Secretary of the Company, notwithstanding the fact that at the time the Rights Certificates shall be authenticated and delivered or disposed of he shall have ceased to be such officer.

                  RESOLVED FURTHER, that the Proper Officers be, and each of them hereby is, authorized, empowered and directed, to execute for and on behalf of the Company and under its corporate seal (which may be in the form of a facsimile of the seal of the Company), Rights Certificates issued to replace lost, stolen, mutilated or destroyed Rights Certificates, and such Rights Certificates as may be required for exchange, substitution or transfer as provided in the Rights Agreement in the manner and form to be required in, or contemplated by, the Rights Agreement.

                  RESOLVED FURTHER, that the Rights Certificates shall be manually countersigned by the Rights Agent and books for the registration and transfer of the Rights Certificates shall be maintained by the Rights Agent as provided for in the Rights Agreement.

                         RESERVATION OF PREFERRED STOCK

                  RESOLVED FURTHER, that 400,000 Preferred Stock be, and hereby is, initially reserved for issuance upon exercise of the Rights, such number to be subject to adjustment from time to time in accordance with the Rights Agreement.

                       TRANSFER AGENT FOR PREFERRED STOCK

RESOLVED FURTHER, that Continental Stock Transfer and Trust Company (the "Bank") be, and it hereby is, appointed Transfer Agent and Registrar for the Preferred Stock.

                                  RIGHTS AGENT

                  RESOLVED FURTHER, that the Bank be, and it hereby is, appointed Rights Agent under the Rights Agreement, and that upon presentation to it of Rights Certificates for exercise in accordance with the Rights Agreement, the Bank is authorized, as Transfer Agent and Registrar for the Preferred Stock, to issue, countersign, register and deliver the Preferred Stock Fractions issuable upon such exercise.

                   REGISTRATION AND LISTING OF PREFERRED STOCK

                  RESOLVED FURTHER, that the Proper Officers be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take all such actions and to execute all such documents as they may deem necessary or appropriate in connection with the issuance of the Rights and the Preferred Stock or other securities issuable upon exercise of the Rights in order to comply with the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended.

                  RESOLVED FURTHER, that the Secretary of the Company be and he hereby is appointed as agent for service of the Company with respect to said registration statement for the Preferred Stock or other securities, and any amendments or supplements, with all the powers and functions specified in the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act.

                  RESOLVED FURTHER, that the Proper Officers be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to execute and file such application or applications, and amendments and supplements thereto, and take such other action as may be necessary to qualify the Rights (and, if in the judgment of such officers it is appropriate to do so, the Preferred Stock or other securities issuable upon exercise thereof) for trading on NASDAQ or any stock exchange or national market system deemed appropriate by such officers of the Company or as is required by the Rights Agreement, and that the proper officers of the Company be, and each of them hereby is, authorized to appear before the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and any stock exchange, and to execute such papers and agreements as may be necessary to conform with the requirements of any such body and to effectuate such qualification and registration.

                          SUBSEQUENT ISSUANCE OF RIGHTS

                  RESOLVED FURTHER, that as long as the Rights are attached to the Common Shares as provided in the Rights Agreement, one Right shall be delivered with each Common Share that shall become outstanding after March 19, 1999.

                  RESOLVED FURTHER, in connection with the issuance or sale of Common Shares following the Distribution Date (as defined in the Rights
Agreement) and prior to the Expiration Date (as is defined in the Rights Agreement), the Company shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities issued by the Company prior to the Distribution Date, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale, as provided in the Rights Agreement.
                            "BLUE SKY" QUALIFICATION

                  RESOLVED FURTHER, that the Board of Directors deems it desirable and in the best interests of the Company that the Preferred Stock issuable upon exercise of the Rights be qualified or registered for sale in various jurisdictions; that the Proper Officers be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Preferred Stock issuable upon exercise of the Rights as said officers may deem advisable or as is required by the Rights Agreement; that the Proper Officers be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to perform any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such papers or documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor and the approval and ratification by the Company of the papers and documents so executed and the action so taken.

                               GENERAL RESOLUTIONS

                  RESOLVED FURTHER, that the Board of Directors hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents if (i) in the opinion of the officers of the Company executing the same, the adoption of such resolutions is necessary or desirable (such execution or delivery being deemed conclusive evidence of such determination of such necessity or desirability) and (ii) the Secretary or an Assistant Secretary of the Company evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors with the same force and effect as if presented at this meeting.

                  RESOLVED FURTHER, that the Proper Officers be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to execute and deliver any and all certificates, agreements and other documents, take any and all steps and do any and all things which they may deem necessary or advisable (such execution or delivery being deemed conclusive evidence of such determination of such necessity or desirability) in order to effectuate the purposes of each and all of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by the proper officers prior to the date of this meeting that are within the authority conferred hereby are hereby ratified, confirmed and approved in all respects as the act and deed of the Company.

                                                                       Exhibit B
                           Form of Rights Certificate

Certificate No. R-
                                                             _____________Rights


NOT EXERCISABLE AFTER MARCH 18, 2009 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY
SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN [ACQUIRING] [ADVERSE] PERSON OR AN AFFILIATE OR ASSOCIATE OF AN [ACQUIRING] [ADVERSE] PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.]1

                           PENN NATIONAL GAMING, INC.
                               RIGHTS CERTIFICATE
This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 2, 1999 (the "Rights Agreement"), between Penn National Gaming, Inc., a Pennsylvania corporation (the "Company"), and Continental Stock Transfer and Trust Company, a New York corporation (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 p.m. (New York time) on March 18, 2009 at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable Series A Preferred Stock, par value $0.01 per share (the "Preferred Stock") of the Company, at a purchase price (the "Purchase Price") of $40.00 per one one-hundredth of a Preferred Stock (such fraction, a "Preferred Stock Fraction"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price may be paid by certified bank check or money order payable to the order of the Company. The number of Rights evidenced by this Rights Certificate (and the number of Preferred Stock Fractions which may be purchased upon exercise thereof) set forth above, and the Purchase Price per Preferred Stock Fraction set forth above, are the number and Purchase Price as of the close of business on March 2, 1999, based on the Preferred Stock as constituted at such date.

Capitalized terms used herein without definition shall have the respective meanings given to them in the Rights Agreement. Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person,
(ii) a transferee of any such Acquiring Person, Adverse Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such
Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the
terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal offices of the Company and the above-mentioned office of the Rights Agent and are also available upon written request to the Company or the Rights Agent.

Subject to the  provisions of the Rights  Agreement,  this Rights
Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, with the Form of Election and Certificate set forth on the reverse side duly executed, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Stock Fractions as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed, subject to the approval of at least a majority of the Continuing
Directors, at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (i) the third Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), (ii) the tenth Business Day after a determination that a Person is an Adverse Person, or (iii) the Final Expiration Date. After the expiration of the redemption period, the Company's right of redemption may be reinstated, subject to the approval of at least a majority of the Continuing Directors, if either (A) an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding Common Shares in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons, or (B) there is approval of the merger of the Company with, or acquisition of the Company by, a Person unrelated to the Acquiring Person and such reinstatement is part of the approval of such transaction subject to the provisions of the Rights Agreement, the Company may, at its option, at any time after a Section 11(a)(ii) Event, subject to the approval of at least a majority of the Continuing Directors, exchange all or part of the Rights evidenced by this Certificate for Preferred Stock Fractions or, upon an appropriate Section 11(a)(ii) Election, Common Shares. No fractional Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of a Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company (including Common Shares) which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent. WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated:  March 2, 1999.
ATTEST:  .........                                   PENN NATIONAL GAMING, INC.

/s/ Robert S. Ippolito____________________  By:_/s/ Peter M. Carlino___________
                                                         Title:_Chairman and CEO
Countersigned:
CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

By:__________________________
         Authorized Officer

                  [Form of Reverse Side of Rights Certificate]
                               FORM OF ASSIGNMENT
                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED ___________________________________ hereby sells, assigns and transfers unto
----------------------------------------------------

------------------------------------------------------------------------------
                  (Please print name and address of transferee)
------------------------------------------------------------------------------

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.



Dated: ______________, ____                          __________________________
                                                            Signature

                                   CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:
(1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined pursuant to the Rights Agreement); and
(2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person.

Dated: ______________, ____                          __________________________
                                                              Signature

                                     NOTICE
The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                  (To be executed if holder desires to exercise
                                  Rights represented by the Rights Certificate.)


To: PENN NATIONAL GAMING, INC.:
The undersigned hereby elects to exercise ________________ Rights represented by this Rights Certificate to purchase the Preferred Stock issuable upon the exercise of the Rights (or Common Shares or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number____________________________________________________
--------------------------------------------------------------------------
                         (Please print name and address)
--------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number____________________________________________________
--------------------------------------------------------------------------
                         (Please print name and address)
--------------------------------------------------------------------------
Dated: _______________, ____                         __________________________
                                                                  Signature

Signature Guaranteed:

                                   CERTIFICATE
The undersigned hereby certifies by checking the appropriate boxes that:



(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined pursuant to the Rights Agreement); and
(2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person.

Dated: ______________, ____                          __________________________
                                                                    Signature

                                                        (9)

                                     NOTICES

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever. In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       Exhibit C
                           PENN NATIONAL GAMING, INC.
                           SUMMARY OF RIGHTS AGREEMENT

On May 20, 1998, the Board of Directors of Penn National Gaming, Inc. (the "Company") declared a dividend distribution of one Preferred Stock purchase right (the "Rights") for each outstanding share of the Company's Common Stock, par value $.01 per share (the "Common Shares"), payable to shareholders of record at the close of business on March 19, 1999. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share (a "Preferred Stock Fraction") of the Company's Series A Preferred Stock, par value $.01 per share (the "Preferred Stock"), or a combination of securities and assets of equivalent value, at a purchase price of $40.00 per Preferred Stock Fraction (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement) dated as of March 2, 1999 between the Company and Continental Stock Transfer and Trust Company as Rights Agent. All terms not otherwise defined herein are used as defined in the Rights Agreement.

Initially, the Rights will be evidenced by the Common Share certificates representing Common Shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares and will be distributed to the holders thereof upon the first to occur of (i) the close of business on the third Business Day following a public announcement that a Person or group of Affiliated or Associated Persons (an "Acquiring Person) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (the "Stock Acquisition Date"), (ii) the close of business on the tenth Business Day following the commencement of a tender offer or exchange offer that would result in a Person or group beneficially owning 20% or more of the outstanding Common Shares, or (iii) the close of business on the tenth Business Day after a determination by at least a majority of the Continuing Directors (as defined below) that any Person is an Adverse Person, in that such Person, alone or together with its Affiliates and Associates, has become the beneficial owner of a substantial amount of Common Shares (which amount shall in no event be less than 10% of the Common Shares then outstanding) and (a) such beneficial ownership by such Person is intended to cause the Company to repurchase the Common Shares beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where at least a majority of the Continuing Directors determines that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transaction or series of transactions at that time or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company (the date on which the Rights separate and are distributed being the "Distribution Date").

A "Continuing Director" is any member of the Board of Directors prior to March 2, 1999, who is (i) not an Acquiring Person or Adverse Person, or an Associate or Affiliate of either of the foregoing, or (ii) any Person who subsequently becomes a member of the Board of Directors who is not an Acquiring Person or an Adverse Person, or an Associate or Affiliate of either of the foregoing, and whose nomination or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

Until the Distribution Date, (i) the Rights will be evidenced by Common Share certificates and will be transferred only with such Common Share certificates,
(ii) new Common Share certificates issued after March 19, 1999, will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 18, 2009, unless earlier redeemed or exchanged by the Company as described below.

As soon as practical after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as deemed necessary and appropriate by at least a majority of the Continuing Directors, and except in connection with Common Shares issued upon the exercise of employee stock options, issuances under other employee stock benefit plans or the conversion of convertible securities issued prior to the Distribution Date, only Common Shares issued prior to the Distribution Date will be issued with Rights.

In the event that (i) the Company is the surviving corporation in a merger with an Acquiring Person and the Common Shares are not changed or exchanged, (ii) a person or entity becomes the beneficial owner of more than 20% of the then outstanding Common Shares except pursuant to an offer for all outstanding Common Shares which at least a majority of the Continuing Directors determine to be fair to, and otherwise in the best interests of, the shareholders, (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest's being increased by more than 1%, or (v) at least a majority of the Continuing Directors determines that a Person is an Adverse Person, then in any such event each holder of a Right will thereafter have the right to receive, upon exercise, that number of Preferred Stock Fractions (or in certain circumstances, that number of Common Shares, cash, property or other securities of the Company) having a value equal to twice the exercise price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Rights following any such event, the Company, by action of at least a majority of the Continuing Directors, may permit the holders simply to surrender the Rights, in which event they will be entitled to receive Preferred Stock Fractions (and/or Common Shares or other property, as the case may be) with a value of 50% of what could have been purchased by payment of the Purchase Price. The Rights, however, are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void. The events set forth in this paragraph are referred to as "Section 11(a)(ii) Events."

For example, at an exercise price of $40.00 per Right, each Right not owned by an Acquiring Person or an Adverse Person (or by certain related parties) following a Section 11(a)(ii) Event would entitle its holder to purchase $80.00 worth of Preferred Stock Fractions (or Common Shares or other consideration as noted above) for $40.00. Assuming that Preferred Stock had a per share value of $1,000 at such time, and that Preferred Stock Fractions had a value of one one-hundredth of $1,000 or $10.00 per Preferred Stock Fraction at such time, the holder of each valid Right would be entitled to purchase 8 Preferred Stock Fractions of $10.00 (or $80.00 worth of Preferred Stock Fractions).
Alternatively, the Company could permit the holder to surrender each Right in exchange for stock or cash equivalent to one Preferred Stock Fractions (with a value of $40.00) without the payment of any consideration other than the surrender of the Right.

In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or the Common Shares are changed or exchanged (other than a merger which follows an offer determined by at least a majority of the Continuing Directors to be fair to, and otherwise in the best interests of, the shareholders) or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by one-half of the current market price of such company's common stock at the date of the occurrence of the event. Again, provision is made to permit surrender of the Rights in exchange for one-half of the value otherwise purchasable. The events set forth in this paragraph are referred to as "Section 11(a)(ii)
Events," and the Section 11(a)(ii) Events and the Section 13 Events are collectively referred to as the "Triggering Events."

For example,  at an exercise price of $40.00 per Right,  each Right  following a
Section 11(a)(ii) Event set forth in the preceding paragraph would entitle its holder to purchase for $40.00 such number of shares of common stock of the acquiring company which equals $40.00 divided by one-half of the current market price of such company's common stock. Assuming that such common stock had a current market price of $10.00 per share at such time, the holder of each valid Right would be entitled to purchase eight shares of common stock of the acquiring company for $40.00 (or $80.00 worth of common stock).

At any time after the occurrence of a Section 11(a)(ii) Event, at the election of a majority of the Continuing Directors, the Company may exchange the Rights (other than Rights owned by an Acquiring Person or an Adverse Person which have become void), in whole or in part, at an exchange ratio of one Preferred Stock Fraction (or, upon further election of such a majority, Common Shares) per Right (subject to adjustment).

The Purchase Price payable, and the number of Preferred Stock Fractions or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of Preferred Stock of evidences of indebtedness or assets (excluding quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustments in the initial Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company will not be required to issue fractional Preferred Stock, other than fractions which are integral multiples of Preferred Stock (or, in the event of an appropriate election, Common Shares) and, in lieu of such fractional Preferred Stock (or Common Shares, if appropriate), an adjustment in cash will be made based on the market price of the Preferred Stock (or Common Shares, as the case may be) on the last trading date prior to the date of exercise.

In general, at any time until ten (10) days following the Stock Acquisition Date or the date on which a person has been determined to be an Adverse Person, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash or stock). After the redemption period has expired and prior to the occurrence of a Triggering Event, the Company's right of redemption may be reinstated upon the approval of at least a majority of the Continuing Directors if either (i) an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons, or (ii) there is approval of the merger of the Company with, or acquisition of the Company by, a person unrelated to any Acquiring Person and such reinstatement is part of the approval of such transaction. Immediately upon redemption of the Rights, the Rights will terminate and the only right of the holders of the Rights will be to receive the $.01 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or receive dividends. The creation of the Rights should not be taxable to shareholders. Shareholders may, however, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Stock (or other consideration) of the Company or for common stock of an acquiring company as set forth above.

Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by at least a majority of the Continuing Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by at least a majority of the Continuing Directors to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights

(excluding the interests of any Acquiring Person or Adverse Person), or to shorten or lengthen certain time periods under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a Person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being redeemed or acquired. The Rights should not interfere with any merger or other business combination approved by at least a majority of the Continuing Directors of the Company because (i) the Continuing Directors may, at their option, at any time prior to the close of business on the tenth Business Day following the Stock Acquisition Date or the date a Person has been determined to be an Adverse Person, redeem all, but not less than all, of the then outstanding Rights at the redemption price. In addition, the Board has limited ability to reinstate the redemption of the Rights as set forth above. Once a Triggering Event has occurred, however, the redemption right cannot be reinstated.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated March 12, 1999. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.



--------
-----------------
1 The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person or an Adverse Person, as applicable, and shall replace the preceding sentence.